Exhibit 99.1
PRESS RELEASE

For Release:      Immediate
Contacts:         Ralcorp Holdings - Thomas G. Granneman (314) 877-7730
                  Agribrands International - David R. Wenzel (314) 812-0523


   RALCORP HOLDINGS, INC. AND AGRIBRANDS INTERNATIONAL, INC. AGREE TO COMBINE


St.  Louis,  MO,  August  8,  2000....Ralcorp  Holdings,  Inc.  (NYSE:  RAH) and
Agribrands International, Inc. (NYSE: AGX) announced today they have entered into a definitive agreement to combine in a merger-of-equals transaction. The merger will create a company that has approximately $2.3 billion in sales and the substantial cash flows and borrowing capacity needed to accelerate Ralcorp's growth in private label foods.

The agreement, which has been unanimously approved by both companies' boards of directors upon the recommendation of committees of independent members of both boards, provides for Ralcorp and Agribrands shareholders to exchange their shares in the existing companies for shares in a new holding company. Shareholders will receive one share of the new company for each Ralcorp share exchanged and three shares of the new company for each Agribrands share exchanged. Alternatively, shareholders may elect to receive $15 in cash per Ralcorp share or $39 in cash per Agribrands share. At least 80% of each company's shares will be converted into stock of the new company. Any excess cash elections will be reduced on a pro rata basis.

Assuming full utilization of the cash election option, the transaction is expected to be immediately accretive to both sets of shareholders on a cash basis. The transaction is expected to be tax-free to shareholders to the extent they receive common stock of the new company and, in most circumstances, cash received is expected to be taxed as capital gains. The combination is expected to receive purchase accounting treatment for financial reporting purposes.

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The transaction  combines  Ralcorp's  leadership  position in U.S. private label foods with Agribrands' portfolio of premium animal feed businesses in 16 countries around the world. The combined company will have greater economic scale and greater geographic and product line diversification. A key motivation for the transaction is to enable the combined company to expand its domestic private label food business. In order to maintain operational focus, the businesses will continue to be managed separately with oversight from the new holding company.

William P.  Stiritz,  Chairman and Chief  Executive  Officer of  Agribrands  and
Chairman of Ralcorp, will be Executive Chairman of the new company. Joe R. Micheletto, Chief Executive Officer and President of Ralcorp, will become Chief Executive Officer and President of the new company. Bill G. Armstrong, currently Chief Operating Officer of Agribrands, will be named Chief Executive Officer of the Agribrands subsidiary and will report to Mr. Micheletto. David R. Wenzel, Chief Financial Officer of Agribrands, will become Chief Financial Officer of the new company, also reporting to Mr. Micheletto. The Board of Directors of the new company will be comprised of all the individual members of the Ralcorp and Agribrands boards. The companies do not plan any layoffs or substantial organizational changes as a result of the merger transaction and will continue to maintain their headquarters in St. Louis, Missouri.

In introducing the reasons for the transaction, Mr. Stiritz stated:

         "The respective spin-offs of Ralcorp and Agribrands from Ralston Purina Company have been successful. Intensive focus on these businesses as independent entities has generated improvements in management processes and business strategies. However, we now expect that Agribrands' growth opportunities will require only a portion of its financial resources, while Ralcorp appears to have a number of attractive investment opportunities in areas where it has developed a proven track record.

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         Combining  the  resources of these two  organizations  will permit both shareholder groups to benefit."

Mr. Micheletto added:

         "This merger should provide the combined company with the resources necessary to continue aggressive pursuit of a long-term strategic plan to establish leadership positions across a diversified line of private label foods. It should permit us to expand the number of product categories we serve and broaden our existing cereal, cookie, cracker, sauce, dressing and other wet filled products, and snack nut offerings. It should provide the capacity for more and larger transactions, like the recent purchase of The Red Wing Company, Inc."

The merger is conditioned, among other things, upon two-thirds approval of Ralcorp and Agribrands shareholders, receipt of a ruling from the Internal Revenue Service that the transaction will not affect the tax-free status of Agribrands' spin-off from Ralston Purina Company in 1998, and customary regulatory approvals. The transaction is expected to close in approximately six months. Within the next eight weeks the parties anticipate filing a joint proxy statement and prospectus with the Securities and Exchange Commission wherein more details of the transaction will be disclosed. In connection with the transaction, Mr. Stiritz and three other key managers have agreed to have previous stock option grants converted into options to purchase stock of the new company while retaining the existing vesting schedules, thereby waiving acceleration of vesting which may otherwise have been triggered by the transaction.

Wasserstein Perella & Co. and Houlihan, Lokey, Howard & Zukin Capital provided fairness opinions to Agribrands in their respective roles as financial advisors to the Company and advisors to Agribrands' Special Committee of Independent Directors.

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Banc of America  Securities LLC and A.G. Edwards & Sons, Inc.  provided fairness opinions to Ralcorp in their respective roles as financial advisors to the Company and advisors to Ralcorp's Special Committee of Independent Directors.

About Ralcorp Holdings

Since 1997, Ralcorp has built its private label business from its base of cereals and crackers through ten acquisitions: Wortz Company, Sugar Kake Cookie Inc., Ripon Foods, Inc. and Cascade Cookie Company, Inc. (private label cookies and crackers); Nutcracker Brands, Inc., Flavor House Products, Inc. and Southern Roasted Nuts of Georgia, Inc. (private label and value-branded snack nuts); James P. Linette, Inc. (private label chocolate candy); Martin Gillet & Co., Inc. and The Red Wing Company, Inc. (peanut butter, jams and jellies, syrups, mayonnaise, salad dressings and other wet filled products). Today Ralcorp is the leading U.S. manufacturer of private label ready-to-eat and hot cereals, crackers, snack nuts, mayonnaise, salad dressings and table syrups, with a leading position in other wet filled products and cookies. In addition, Ralcorp holds a 21.8% stake in Vail Resorts, Inc., the premier mountain resort operation in North America.

About Agribrands

Agribrands is a leading international producer and marketer of a broad line of animal feeds and other agricultural and nutrition products for hogs, dairy cows, beef cattle, poultry (broilers and layers), rabbits, horses, shrimp and fish. The Company operates 71 manufacturing plants in 16 countries on four continents. Among commercial producers of complete animal feeds, management believes Agribrands is the most geographically diversified. Its local operations typically rank among the top three in share of commercial animal feed in the countries in which it operates. The Company competes primarily on the basis of advanced formulation technology using proprietary nutrition and ingredient expertise to provide higher performing products or lower input costs.


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This release contains  forward-looking  statements  within the definition of the
Securities Act of 1933 and the Securities Exchange Act of 1934. Although the companies believe that these statements are based on reasonable assumptions, they can give no assurance that their goals will be achieved. Information contained in this release with respect to the impact of the proposed merger contains forward-looking statements. Also, the words "should," "estimates," "believes," "expects," "anticipates," "plans" and "intends," variations of such
words,  and  similar  expressions  are  intended  to  identify   forward-looking
statements that involve risk and uncertainty. These statements are necessarily based upon various assumptions involving judgments with respect to the future
including,   among  others,   the  ability  to  achieve  synergies  and  revenue
enhancements; the ability to identify appropriate acquisition targets; national,
international,   regional  and  local   economic,   competitive  and  regulatory
conditions  and  developments;   technological   developments;   capital  market
conditions; inflation rates; interest rates; currency fluctuations; business and regulatory or legal decisions; the timing and extent of changes in commodity prices for certain agricultural products; the timing and success of business development efforts; weather conditions and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the companies. Accordingly, while the companies believe that the assumptions are reasonable, there can be no assurance that they will approximate actual experience, or that the expectations will be realized. Other risk factors are detailed from time to time in the SEC reports of each company.

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